SPECIAL MEETING PROXY CARD
                                  VIACOM INC.
                                 1515 BROADWAY
                            NEW YORK, NEW YORK 10036

   The undersigned hereby appoints Frank J. Biondi, Jr. and Philippe P. Dauman, and each of them, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York on Thursday, July 7, 1994, at 10:30 a.m., and at any adjournments or postponements thereof, upon the following proposals more fully described in the Notice of Special and Annual Meetings of Stockholders and the VIACOM INC. and PARAMOUNT COMMUNICATIONS INC. Joint Proxy Statement/Prospectus.

The proxies are directed to vote as specified below and in their discretion on all other matters.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3), (4) and (5). UNLESS OTHERWISE SPECIFIED, THE VOTE REPRESENTED BY THIS PROXY WILL BE CAST FOR (1),
(2), (3), (4) AND (5).

1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, AS FURTHER AMENDED AS OF MAY 26, 1994, PROVIDING FOR A BUSINESS COMBINATION TRANSACTION BETWEEN PARAMOUNT COMMUNICATIONS INC. AND VIACOM SUB INC., A WHOLLY OWNED SUBSIDIARY OF VIACOM INC., INCLUDING THE APPROVAL OF THE ISSUANCE OF SECURITIES OF VIACOM INC. IN CONNECTION THEREWITH.

                      / / FOR   / / AGAINST   / / ABSTAIN

2. PROPOSAL TO APPROVE THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF VIACOM INC. TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK.

                      / / FOR   / / AGAINST   / / ABSTAIN

3. PROPOSAL TO APPROVE THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF VIACOM INC. TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS B COMMON STOCK.

                      / / FOR   / / AGAINST   / / ABSTAIN

4. PROPOSAL TO APPROVE THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF VIACOM INC. TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK.

                      / / FOR   / / AGAINST   / / ABSTAIN

                           continued on reverse side

5. PROPOSAL TO APPROVE THE ADOPTION OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF VIACOM INC. TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS CONSTITUTING THE ENTIRE BOARD FROM 12 TO 20.

                      / / FOR   / / AGAINST   / / ABSTAIN

IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS BOX. / /

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM
INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                 Please sign exactly as name(s)
                                                 appears below. When shares are
                                                 held by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

                                                 Dated: ........................

                                                 Signature: ....................

                                                 ...............................
                                                    Signature if held jointly